Exhibit 23.1




                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-00172 and Form S-8 No. 333-342) pertaining to the Vanguard Airlines, Inc. 1994 Stock Option Plan and the Employee Stock Purchase Plan of Vanguard Airlines, Inc. of our report dated March 10, 1997 with respect to the financial statements and schedule of Vanguard Airlines, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP


Kansas City, Missouri
March 28, 1997